UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2011

OCCIDENTAL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10889 Wilshire Boulevard
Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code:
(310) 208-8800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.  Results of Operations and Financial Condition

On April 28, 2011, Occidental Petroleum Corporation released information regarding its results of operations for the three months ended March 31, 2011.  The exhibits to this Form 8-K and the information set forth in this Item 2.02 are being furnished pursuant to Item 2.02, Results of Operations and Financial Condition.  The full text of the press release is attached to this report as Exhibit 99.1.  The full text of the speech given by Stephen I. Chazen is attached to this report as Exhibit 99.2.  Investor Relations Supplemental Schedules are attached to this report as Exhibit 99.3.  Earnings Conference Call Slides are attached to this report as Exhibit 99.4.  Forward-Looking Statements Disclosure for Earnings Release Presentation Materials is attached to this report as Exhibit 99.5.  The information in this Item 2.02 and Exhibits 99.1 through 99.5, inclusive, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 8 – Other Events

Item 8.01.  Other Events

On April 28, 2011, Occidental Petroleum Corporation announced core income of $1.6 billion ($1.96 per diluted share) for the first quarter of 2011, compared with $1.1 billion ($1.35 per diluted share) for the first quarter of 2010.  Net income for the first quarter of 2011 was $1.5 billion ($1.90 per diluted share), compared with $1.1 billion ($1.31 per diluted share) for the first quarter of 2010.

QUARTERLY RESULTS

Oil and Gas

Oil and gas segment earnings were $2.5 billion for the first quarter of 2011, compared with $1.9 billion for the same period in 2010.  The increase in the first quarter of 2011 results was due to higher crude oil prices and higher sales volumes in the Middle East, partially offset by higher operating costs and DD&A rates.

For the first quarter of 2011, daily oil and gas production volumes averaged 730,000 barrels of oil equivalent (BOE), compared with 701,000 BOE in the first quarter of 2010.  Volumes increased over 4 percent, primarily in domestic gas and NGL production and Middle East/North Africa crude oil volumes.  The domestic gas increase was from the new acquisition in South Texas, which closed in the first quarter of 2011.  The Middle East/North Africa increase included new production from Iraq and higher volumes from the Mukhaizna field in Oman.

As a result of higher year-over-year average oil prices affecting production sharing and similar contracts, production was negatively impacted in the Middle East/North Africa, Long Beach and Colombia by 12,000 BOE per day.  Dolphin and Elk Hills volumes were also lower from planned maintenance and production shut-downs in the first quarter of 2011.

Daily sales volumes increased over 6 percent from 685,000 BOE per day in the first quarter of 2010 to 728,000 BOE per day in the first quarter of 2011.

Oxy's realized price for worldwide crude oil was $92.14 per barrel for the first quarter of 2011, compared with $74.09 per barrel for the first quarter of 2010.  Worldwide realized NGL prices rose from $47.48 per barrel in the first quarter of 2010 to $52.64 per barrel in the first quarter of 2011.  Domestic realized gas prices dropped from $5.62 per Mcf in the first quarter of 2010 to $4.21 per Mcf for the first quarter of 2011.

Chemicals

Chemical segment earnings for the first quarter 2011 were $219 million, compared with $30 million for the same period in 2010.  The first quarter of 2011 results reflect strong export sales, higher margins resulting from improved supply/demand balances across most products, including calcium chloride, and lower energy costs.

Midstream, Marketing and Other

Midstream segment earnings were $114 million for the first quarter of 2011, compared with $94 million for the first quarter of 2010.  Earnings for the first quarter of 2011 reflect increased income from the pipeline business, higher margins in the marketing and trading business, partially offset by lower margins in the gas processing business.

Forward-Looking Statements

Portions of this report contain forward-looking statements and involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects.  Factors that could cause results to differ materially include, but are not limited to: global commodity pricing fluctuations; international political conditions; supply and demand considerations for Occidental’s products; not successfully completing, or any material delay of, any development of new fields, expansion projects, capital expenditures, efficiency-improvement projects, acquisitions or dispositions; potential failure to achieve expected production from existing and future oil and gas development projects or acquisitions; exploration risks such as drilling unsuccessful wells; any general economic recession or slowdown domestically or internationally; higher-than-expected costs; potential liability for remedial actions under existing or future environmental regulations and litigation; potential liability resulting from pending or future litigation; general domestic and international political conditions; potential disruption or interruption of Occidental’s production or manufacturing or damage to facilities due to accidents, chemical releases, labor unrest, weather, natural disasters, political events or insurgent activity; failure of risk management; changes in laws or regulations; or changes in tax rates.  Words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “likely” or similar expressions that convey the uncertainty of future events or outcomes generally indicate forward-looking statements.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements, as a result of new information, future events or otherwise.  Material risks that may affect Occidental’s results of operations and financial position appear in Part 1, Item 1A “Risk Factors” of the 2010 Form 10-K, available through the following toll-free telephone number, 1-888-OXYPETE (1-888-699-7383) or on the Internet at http://www.oxy.com.  You also can obtain a copy from the SEC by calling 1-800-SEC-0330.

			Attachment 1

SUMMARY OF SEGMENT NET SALES AND EARNINGS

	First Quarter
($ millions, except per-share amounts)	2011	2010
SEGMENT NET SALES
Oil and Gas	$4,367	$3,491
Chemical	1,165	956
Midstream, Marketing and Other	412	369
Eliminations	(218)	(200)

Net Sales	$5,726	$4,616

SEGMENT EARNINGS
Oil and Gas (a), (b)	$2,468	$1,861
Chemical	219	30
Midstream, Marketing and Other	114	94
	2,801	1,985

Unallocated Corporate Items
Interest expense, net (c)	(214)	(35)
Income taxes (d)	(1,054)	(746)
Other	(128)	(107)

Income from Continuing Operations (a)	1,405	1,097
Discontinued operations, net (e)	144	(33)

NET INCOME (a)	$1,549	$1,064

BASIC EARNINGS PER COMMON SHARE
Income from continuing operations	$1.72	$1.35
Discontinued operations, net	0.18	(0.04)
	$1.90	$1.31

DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations	$1.72	$1.35
Discontinued operations, net	0.18	(0.04)
	$1.90	$1.31
AVERAGE BASIC COMMON SHARES OUTSTANDING
BASIC	812.6	812.1
DILUTED	813.4	813.5

(a) Net Income - Represent amounts attributable to Common Stock, after deducting non-controlling interest of $24 million for the first quarter of 2010.
(b) Oil and Gas - The first quarter of 2011 includes pre-tax charges of $35 million related to exploration write-offs in Libya and $29 million related to Colombia net worth tax.   Also, included in the 2011 first quarter results is a pre-tax gain for sale of an interest in the Colombia pipeline of $22 million.

(c) Unallocated Corporate Items - Interest Expense, net - The first quarter of 2011 includes a pre-tax charge of $163 million related to the premium on debt extinguishment.
(d) Unallocated Corporate Items - Taxes - The first quarter of 2011 includes a net $21 million charge for out of period state income taxes.
(e) Discontinued Operations, net - The first quarter of 2011 includes a $144 million after-tax gain from the sale of the Argentina operations.

			Attachment 2

SUMMARY OF CAPITAL EXPENDITURES AND DD&A EXPENSE

	First Quarter
($ millions)	2011	2010
CAPITAL EXPENDITURES	$1,325	$768

DEPRECIATION, DEPLETION AND
AMORTIZATION OF ASSETS	$890	$763

			Attachment 3

SUMMARY OF OPERATING STATISTICS - PRODUCTION

	First Quarter
	2011	2010
NET OIL, GAS AND LIQUIDS PRODUCTION PER DAY
United States
Crude Oil (MBBL)
California	77	77
Permian	132	137
Midcontinent and other	13	7
Total	222	221

NGL (MBBL)
California	14	17
Permian	37	27
Midcontinent and other	8	6
Total	59	50

Natural Gas (MMCF)
California	242	295
Permian	165	198
Midcontinent and other	327	182
Total	734	675

Latin America
Crude Oil (MBBL)
Colombia	31	34

Natural Gas (MMCF)
Bolivia	16	12

Middle East / North Africa
Crude Oil (MBBL)
Bahrain	4	3
Dolphin	9	11
Iraq	9	-
Libya	15	13
Oman	67	57
Qatar	75	75
Yemen	33	35
Total	212	194

NGL (MBBL)
Dolphin	10	12
Libya	1	1
Total	11	13

Natural Gas (MMCF)
Bahrain	173	166
Dolphin	196	228
Oman	50	52
Total	419	446

Barrels of Oil Equivalent (MBOE)	730	701

			Attachment 4

SUMMARY OF OPERATING STATISTICS - SALES

	First Quarter
	2011	2010
NET OIL, GAS AND LIQUIDS SALES PER DAY

United States
Crude Oil (MBBL)	222	221
NGL (MBBL)	59	50
Natural Gas (MMCF)	734	675

Latin America
Crude Oil (MBBL)
Colombia	33	33

Natural Gas (MMCF)	16	12

Middle East / North Africa
Crude Oil (MBBL)
Bahrain	4	2
Dolphin	9	11
Iraq	-	-
Libya	15	4
Oman	71	56
Qatar	76	74
Yemen	34	33
Total	209	180

NGL (MBBL)
Dolphin	10	12

Natural Gas (MMCF)	419	446

Barrels of Oil Equivalent (MBOE)	728	685

				Attachment 5

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

Occidental's results of operations often include the effects of significant transactions and events affecting earnings that vary widely and unpredictably in nature, timing and amount. Therefore, management uses a measure called "core results," which excludes those items. This non-GAAP measure is not meant to disassociate those items from management's performance, but rather is meant to provide useful information to investors interested in comparing Occidental's earnings performance between periods. Reported earnings are considered representative of management's performance over the long term. Core results is not considered to be an alternative to operating income in accordance with generally accepted accounting principles.

	First Quarter
($ millions, except per-share amounts)	2011	Diluted EPS	2010	Diluted EPS
TOTAL REPORTED EARNINGS	$1,549	$1.90	$1,064	$1.31

Oil and Gas
Segment Earnings	$2,468		$1,861
Add:
Libya exploration write-off	35		-
Gain on sale of Colombia pipeline interest	(22)		-
Foreign tax	29		-

Segment Core Results	2,510		1,861

Chemicals
Segment Earnings	219		30
Add:
No significant items affecting earnings	-		-

Segment Core Results	219		30

Midstream, Marketing and Other
Segment Earnings	114		94
Add:
No significant items affecting earnings	-		-

Segment Core Results	114		94

Total Segment Core Results	2,843		1,985

Corporate
Corporate Results --
Non Segment *	(1,252)		(921)
Add:
Premium on debt extinguishments	163		-
State income tax charge	33		-
Tax effect of adjustments	(50)		-
Discontinued operations, net **	(144)		33

Corporate Core Results - Non Segment	(1,250)		(888)

TOTAL CORE RESULTS	$1,593	$1.96	$1,097	$1.35

* Interest expense, income taxes, G&A expense and other.
** Amounts shown after tax.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated April 28, 2011.

99.2	Full text of speech given by Stephen I. Chazen.

99.3	Investor Relations Supplemental Schedules.

99.4	Earnings Conference Call Slides.

99.5	Forward-Looking Statements Disclosure for Earnings Release Presentation Materials.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: April 28, 2011	/s/ ROY PINECI
Roy Pineci, Vice President, Controller
and Principal Accounting Officer

EXHIBIT INDEX

99.1	Press release dated April 28, 2011.

99.2	Full text of speech given by Stephen I. Chazen.

99.3	Investor Relations Supplemental Schedules.

99.4	Earnings Conference Call Slides.

99.5	Forward-Looking Statements Disclosure for Earnings Release Presentation Materials.